EXHIBIT 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated June 15, 2005 relating to the financial statements of Independence Water Group, LLC, which appears in the Registrant's Current Report on Form 8-K/A filed with the Commission on July 7, 2005.

David S. Hall, P.C.

Dallas, Texas
October 12, 2005